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                                                                     EXHIBIT 4.7




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                    COMMON SECURITIES GUARANTEE AGREEMENT


                             SunTrust Capital I


                        Dated as of __________, 1997


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                               TABLE OF CONTENTS


                                                             ARTICLE I
                                                  DEFINITIONS AND INTERPRETATION


                                                                                                                       Page
         SECTION 1.1      Definitions Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2


                                                            ARTICLE II
                                                             GUARANTEE

         SECTION 2.1      Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 2.2      Waiver of Notice and Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 2.3      Obligations Not Affected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 2.4      Rights of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.5      Guarantee of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.6      Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.7      Independent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5


                                                            ARTICLE III
                                             LIMITATION OF TRANSACTIONS, SUBORDINATION

         SECTION 3.1.     Limitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 3.2.       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                                                            ARTICLE IV
                                                            TERMINATION

         SECTION 4.1.     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                                                             ARTICLE V
                                                           MISCELLANEOUS

         SECTION 5.1.     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 5.2.     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 5.3.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 5.4.     Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 5.5.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





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                    COMMON SECURITIES GUARANTEE AGREEMENT


                 This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of __________, 1997, is executed and delivered by SunTrust Banks, Inc., a Georgia corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of SunTrust Capital I, a Delaware business trust (the "Issuer").

                 WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________, 1997, among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of beneficial ownership interests in the assets of the Issuer, the Issuer may issue up to $__________ aggregate liquidation amount of its floating rate common securities (the "Common Securities") representing beneficial ownership interests in the assets of the Issuer and having the terms set forth in Annex I to the Declaration;

                 WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                 WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

                 NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                  ARTICLE I
                        DEFINITIONS AND INTERPRETATION

SECTION 1.1.              Definitions Interpretation

                 In this Common Securities Guarantee, unless the context otherwise requires:

                 (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1 or in the Declaration, as the case may be;

                 (b) Terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

                 (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

                 (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantees modified, supplemented or amended from time to time;

                 (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

                (f) a reference to the singular includes the plural and vice versa.

                 "Distributions" means the periodic distributions and other payments payable to Holders of Common Securities in accordance with the terms of the Common Securities set forth in Annex I to the Declaration.

                 "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Common Securities, but if and only to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), but if and only to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common

Securities or the redemption of all the Common Securities upon the maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, but if and only to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

                 "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

                 "Preferred Securities" mean the securities representing preferred beneficial ownership interests in the assets of the Issuer.


                                  ARTICLE II
                                  GUARANTEE

SECTION 2.1.     Guarantee

                 The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.


SECTION 2.2.     Waiver of Notice and Demand

                 The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3.     Obligations Not Affected

                 The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no



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way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

                 (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

                 (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                 (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                 (e) any invalidity of, or defect or deficiency in, the Common Securities;

                 (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.


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SECTION 2.4.     Rights of Holders

                 The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other person or entity.

SECTION 2.5.     Guarantee of Payment

                 This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6.     Subrogation

                 The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7.     Independent Obligations

                 The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.


                                 ARTICLE III
                  LIMITATION OF TRANSACTIONS, SUBORDINATION

SECTION 3.1.     Limitation of Transactions

                 So long as any Common Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or (ii) there shall have occurred an event of default under the Indenture that has not been cured or waived, then the Guarantor shall not (a) declare or pay any dividends or distributions on, or prepay, pur-


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
chase, acquire or make a liquidation payment with respect to, any shares of the Guarantor's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu in all respects with, or junior in right of payment to, the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu with, or junior in right of payment to, the Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Guarantor by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such shareholders' rights plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans).

SECTION 3.2.     Subordination

                 This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures and all Senior Indebtedness, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock.

SECTION 3.3.     Pari Passu Guarantees

                 The obligations of the Guarantor under this Common Securities Guarantee shall rank pari passu with the obligations of the Guarantor under any similar Common Securities Guarantee (as defined in the Indenture) now or hereafter entered into by the Guarantor in respect of any other trust or similar financing vehicle sponsored by the Guarantor.

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

                                  ARTICLE IV
                                 TERMINATION

SECTION 4.1.     Termination

                 This Common Securities Guarantee shall terminate (i) upon full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any Holder must restore payment of any sum paid under the Common Securities or under this Common Securities Guarantee.


                                  ARTICLE V
                                MISCELLANEOUS

SECTION 5.1.     Successors and Assigns

                 All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2.     Amendments

                 Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities shall apply to the giving of such approval.

SECTION 5.3.     Notices

                 All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, faxed or mailed by registered or certified mail, as follows:

                 (a) if given to the Issuer, in care of the Regular Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders):


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

                          SunTrust Capital I
                          c/o SunTrust Banks, Inc.  303
                          Peachtree Street, N.E.
                          Atlanta, Georgia  30308-3201
                          Attention:       Treasurer
                          Fax:             (404) 724-3749

                 (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                          SunTrust Banks, Inc.
                          303 Peachtree Street, N.E.
                          Atlanta, Georgia  30308-3201
                          Attention:        Treasurer
                          Fax:              (404) 724-3749

                 (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

                 All such notices shall be deemed to have been given when received in person, faxed with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4.     Benefit

                 This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

SECTION 5.5.     Governing Law

                 THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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

                 THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                        SUNTRUST BANKS, INC.



                                        By:
                                            -------------------------------
                                            Name:
                                            Title: